FOR IMMEDIATE RELEASE

New York REIT to Participate at the JMP Securities Financial Services & Real Estate Conference

New York, New York, September 26, 2014 – New York REIT, Inc. (“NYRT”) (NYSE: NYRT), a publicly traded real estate investment trust (“REIT”), announced today that it will participate in a moderated discussion at the JMP Securities Financial Services & Real Estate Conference on Tuesday, September 30, 2014 at the St. Regis Hotel in New York, NY at 3:00 p.m. ET.

NYRT’s management team, including Michael Happel, NYRT’s President; and Greg Sullivan, NYRT’s CFO and COO, will be participating at the conference.

NYRT’s participation will be broadcast live over the Internet and can be accessed through the Company’s website at www.nyrt.com. To listen, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the broadcast to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly following the conference on the NYRT website.

About NYRT

NYRT is a publicly traded corporation listed on the NYSE and is a New York City focused REIT that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts
Anthony J. DeFazio	Michael A. Happel, President	Gregory W. Sullivan, CFO and COO
DDCworks	New York REIT, Inc.	New York REIT, Inc.
tdefazio@ddcworks.com	mhappel@arlcap.com	gsullivan@nyrt.com
(484) 342-3600	(212) 415-6500	(212) 415-6500

Andrew G. Backman, Managing Director Investor Relations / Public Relations abackman@rcscapital.com (917) 475-2135